Exhibit 99.2

For more information, please contact:

Don Crosbie
(972) 458-1701 Ext. 112
dcrosbie@claimsnet.com

FOR IMMEDIATE RELEASE:

TransCoastal Corporation announces the closing of the sale of equity to Claimsnet.com

Dallas, TX – May 10, 2013 –Claimsnet.com Inc. (OTCBB:CLAI). On May 9, 2013, TransCoastal Corporation sold their common stock to Claimsnet.com Inc. for 3,721,036 shares of Series F Convertible Preferred stock. (the “Company” or “Claimsnet.com”)

TransCoastal Corporation has been a privately held independent oil & gas company formed in August 1998 and headquartered in Dallas, Texas.  Since inception, TransCoastal’s growth has focused on the acquisition of producing oil and gas properties.  The Company’s strategy is driven by exploitation opportunities of proven yet underdeveloped mature oil and gas fields which possess long-life reserve potential with low risk development opportunities.

A more complete presentation of Claimsnet.net’s transaction with TransCoastal can be found on the SEC’s web page (www.sec.gov) under the Company Claimsnet.net attached to the 8-K report filed with the SEC.

Comment on Merger from the Founders at TransCoastal

“We are thrilled about the merger with Claimsnet.  To achieve this opportunity, our team has been laser-focused on adding value through the acquisition and development of oil and gas properties over the past several years.  With greater access to the capital markets, we will be able to increase the pace of development in our proven reserve category.

We are very grateful to our current shareholders for supporting our growth thus far, and we believe this merger is an important step in benefiting both our current and future shareholders.  We are a proven, efficient producer of oil and liquid rich natural gas in the State of Texas.  We look forward to the significant opportunities that lie ahead for our company’s continued growth, both organically and through future acquisitions, “The Founders” W.A. Westmoreland, David J. May and Stuart G. Hagler.

Comment on Merger from the CEO of Claimsnet.com

Don Crosbie, CEO of Claimsnet.com, commented that this merger has been something the company has been seeking for some time, believing it was the best way to maximize stakeholder value and give its shareholders an opportunity to participate in the future of a growing company, in a growing industry. In addition, I will be staying the on the board of the combined companies, he said.

For further information on TransCoastal, please visit our website www.transcoastal.net

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed development, completion and extraction; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company's success in drilling, the Company's ability to fund the acquisition, development, completion and extraction of oil and gas assets and the Company's planned capital investments; the Company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.